EXHIBIT 23.2

The Board of Directors
Benchmark Electronics, Inc.

     We consent to the use of our report included and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                         KPMG LLP

Houston, Texas
April 30, 1999